EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our reports dated July 12, 2005 on the statements of condition and related bond portfolio of Van Kampen Unit Trusts, Municipal Series 568 as of July 12, 2005 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our reports in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.

                                                          GRANT THORNTON LLP

New York, New York
July 12, 2005